Princor Mutual Funds          ACCOUNT APPLICATION                    M.F.
                                                                    LOGO
1-800-247-4123, 7:00 AM to 7:00 PM Central time
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1)   ACCOUNT INFORMATION (Please print)

Type of Account  ___Personal  ___UTMA   ___Corporate   ___Trust  ___Partnership

                          OWNER
__________________________________________________________      ________________
      First       Middle Initial            Last                 Date of Birth

                       JOINT OWNER
__________________________________________________________      ________________
      First       Middle Initial            Last                 Date of Birth

                        ADDRESS
__________________________________________________________

_________________________________________________  _______   _____________-_____
                City                                State           Zip Code

_____-_____-___________                                  _____-_____-___________
      Evening Phone                                          Daytime Phone

___ Social Security or ___ Tax Identification Number
   _______-____-__________
    Owner
   _______-____-__________
    Joint Owner

___ I am a nonresident alien - attach IRS Form W-8.

___ I am a resident alien-specify country of citizenship and attach IRS Form W-8 and if applicable, IRS Form 1078.

    COUNTRY
_________________
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2)   INVESTMENT DIRECTION

FUND NUMBER                                 LUMP-SUM        MONTHLY INVESTMENT*
(see instructions)       FUND NAME         INVESTMENT        AMOUNT  DATE (1-31)

     ______        ___________________   $______________ $_____________  ____
     ______        ___________________   $______________ $_____________  ____
     ______        ___________________   $______________ $_____________  ____
     ______        ___________________   $______________ $_____________  ____
     ______        ___________________   $______________ $_____________  ____
                                 Total   $______________ $_____________

___ Check enclosed. (Make check payable to Princor.)
___ This application is for settlement of a telephone order placed on  _________

* Complete Check Authorization Form in the instructions to this application and attach a voided check or deposit slip.
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3)   INVESTOR INFORMATION

The investment objective is:___ Long-Term Growth (3+ years)___ Growth and Income
                            ___ Current Income   ___ Tax-Exempt Income

Estimated Income (current tax year in thousands):
___ Under $25 ___ Under $50 ___ Under $100 ___ Under $250 ___ Tax Bracket______%

Approximate Net Worth (in thousands): ___ Under $25 ___ Under $50 ___ Under $100
___ Under $250 ___ Over $250

Occupation(s): _______________ Source of funds for this purchase________________

Employer(s) name and address____________________________________________________
Other Investments $____________________ (amount) invested in ___________________

I am an associated person of an NASD member firm ____No ____Yes
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4) SIGNATURE AND TAX NUMBER  CERTIFICATION

I have read this application and had the opportunity to read the prospectus and agree to all their terms. In addition, I authorize the instructions in this application. I have been given the opportunity to ask any questions I have regarding this investment, and they have been answered to my satisfaction. I understand the investment objective of each Princor Mutual Fund for which I am applying and believe it is compatible with my investment objective. I understand that telephone transaction privileges (including telephone redemption and exchange requests) apply unless I specifically decline them on this application and that I bear the risk of loss resulting from any fraudulent telephone redemption or exchange request which the Fund reasonably believes to be genuine. I also understand the Fund has adopted procedures designed to reduce the risk of fraudulent transactions, which are disclosed in the prospectus. I understand that exchanges between Funds are taxable transactions. I certify under penalties of perjury (check the appropriate response):

_____that the Social Security or Taxpayer Identification Number shown in Section
          1 is correct and that the IRS has either never notified me that I am subject to backup withholding or has notified me that I am no longer subject to such backup withholding.

_____that I have not been issued a Taxpayer Identification Number but have applied for such number or intend to apply for such number in the near future. I understand that if I do not provide a correct taxpayer identification number to the Fund, backup withholding as described in the Fund's prospectus will commence immediately.

_____that I am subject to backup withholding.

Sign below exactly as your name appears in Section 1. For joint registration, all owners must sign. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

___________________________________  ___________________________________________
Signature of owner             Date  Signature of joint owner (if any)      Date
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1. Registered Representative's Name________________ Rep Number____ Percentage___
                              (Please Print and Sign)

2. Registered Representative's Name_____________ Rep Number____ State Written___
                             (Please Print and Sign)

Dealer's Name____________________ Authorized Dealer's Signature_________________
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5)   OPTIONAL FEATURES

____ A.  Decline Telephone  Transaction  Services. I (We) do not want telephone transaction services as described in the prospectus. (If this box is not checked telephone transaction services will apply.)
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____ B.   Dividend/Distribution  Election. If no option is indicated,  dividends will be reinvested, without charge, in shares of the Fund from which they are paid.

                                        DISTRIBUTIONS TO
                                  BANK ACCOUNT (See Instructions)

    FUND   DIVIDENDS CAPITAL GAINS            ELECTRONIC       DIVIDEND RELAY
   NUMBER   IN CASH    IN CASH      WIRED*  FUNDS TRANSFER** (See Instructions)
__________ _________ _____________ ________ ________________ ___________________
__________ _________ _____________ ________ ________________ ___________________
__________ _________ _____________ ________ ________________ ___________________
__________ _________ _____________ ________ ________________ ___________________
__________ _________ _____________ ________ ________________ ___________________

*   Up to $6 charge per transfer.
**  No additional charge, but takes up to 3 days to complete.
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____ C.   Checkwriting.  I (We)  wish to be able to redeem  Class A shares  from
          Princor Cash Management Fund, Inc. and/or Princor Tax-Exempt Cash Management Fund, Inc. by check ($100 minimum). The checkwriting service is subject to all of the terms and conditions contained in the Fund(s) then-current prospectus.

          By signing in Section 4, I/we authorize Norwest Bank Iowa, N.A. (the "Bank") to honor checks drawn by the undersigned on the account of the indicating Fund(s). The Fund(s) transfer agent, Princor Management Corporation (the "Transfer Agent"), is authorized to redeem enough shares from the Fund account of the undersigned to cover payment of the check. This authorization will continue in effect until the Fund(s) receives written notice of any change signed by the undersigned, with signatures guaranteed.


          ___Check here if the signatures of all account owners are required on checks. If this box is not checked, only one signature will be required.
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
____ D.   Automatic  Exchange   Election.   (See  Prospectus  for  details.)  To
          authorize automatic  exchanges from one Fund to another,  complete the following:

                                                      Dollar Amount and Receiving Fund Number
             Exchanging   Exchange (M)onthly or       ($25 minimum for each receiving Fund)
             Fund Number    Date   (Q)uarterly  Dollar Amount  Fund Number  Dollar Amount  Fund Number

          1. __________   ________ ____________ $____________  ___________  $____________  ___________
          2. __________   ________ ____________ $____________  ___________  $____________  ___________

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____ E.   Periodic  Withdrawal  Election.  (Complete  "5.B."  above if  periodic withdrawals are to be directed to a bank account.) Complete the following to redeem shares automatically on a scheduled basis: Date of Withdrawal

                Fund       Amount    Beginning        (M)onthly, (Q)uarterly,
               Number  ($25 Minimum)   Month   Date (S)emiannually or (A)nnually

          1. ________  $________.__  ________ _____ ____________________________
          2. ________  $________.__  ________ _____ ____________________________
          3. ________  $________.__  ________ _____ ____________________________

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6)   SALES CHARGE REDUCTION PRIVILEGES

     (See the Prospectus "Offering Price of Funds' Shares" for details.)

____ A.   Statement of Intention (SOI)

          If $50,000 or more will be invested in shares of the PRINCOR FUNDS (Class A shares subject to a sales charge or Class B shares) over a 13-month period (2-year period if investing $1 million or more), check the intended amount. A reduced sales charge will be granted, subject to the terms and conditions set forth in the Statement of Additional Information.

          ___ $50,000 ___ $100,000 ___ $250,000 ___ $500,000 ___ $1,000,000
              or Over      or Over     or Over      or Over      or Over

          NOTE: (SOIs) apply only to Class A shares. However, Class B shares will be credited toward the fulfillment of this SOI.

_____ B.   Rights of Accumulation

          List below the fund account number(s) for you, your spouse and dependents who have existing Princor Mutual Fund accounts or are opening one at this time. Class A shares, including Class A shares of the Money Market Funds acquired by exchange of other Princor Funds, and Class B shares are combined for Rights of Accumulation purposes. A reduced sales charge is available as described in the Statement of Additional Information.

          ____ -___________________________     ____-___________________________
          Account Number                        Account Number

          ____ -___________________________     ____-___________________________
          Account Number                        Account Number


_____ C.  Designated  Investors  who may  Purchase  Class A Shares  at a Reduced
          Sales  Charge  (Additional   information  may  be  required.  See  the
          Statement of Additional Information for details.)

          ___ No sales charge applies because of the following:_________________

          ___ A reduced sales charge applies as outlined within the Statement of Additional Information: (specify, e.g., payroll deduction plan)___________________________________________________

            INSTRUCTIONS FOR COMPLETING THE PRINCOR FUND APPLICATION

Sections 1-4 of the account application must be completed to establish an account. (Do not use this application to establish an IRA or 403(b) account.) Optional features may be elected in Section 5 and an indication that a purchase is or may be eligible for a reduced sales charge must be made in Section 6. Mail the completed application with a check for the purchase amount to: Princor, P.O. Box 10423, Des Moines, Iowa 50306-0423. For assistance in completing the application, call toll-free 1-800-247-4123.

SECTION 1:    ACCOUNT  REGISTRATION

     If this account has more than one shareholder, the account will be registered "JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP" unless otherwise specified. For a Uniform Gift/Transfer to Minors Act ("UTMA") account, use the name of the adult custodian on the owner line and the name of the child on the joint owner line. Use the child's social security number. For a trust, corporation, partnership or other entity, complete the first two lines exactly as the registration should appear and attach a copy of the trust agreement, corporate resolution identifying the person authorized to act on behalf of the corporation or partnership agreement, as applicable.

SECTION 2:    INVESTMENT DIRECTION

     Indicate in this section:

     o The Fund or Funds (see below) in which you want to invest. Each Fund is assigned a number for its Class A shares and its Class B shares. The table below lists the Fund numbers. Write the Fund number for the class of shares in which you choose to invest in the "FUND NUMBER" column.

                                                ___Fund Number___
                                               Class A     Class B
          GROWTH-ORIENTED FUNDS                shares      shares

     Balanced Fund                               105         205
     Blue Chip Fund                              110         210
     Capital Accumulation Fund                   120         220
     Emerging Growth Fund                        130         230
     Growth Fund                                 140         240
     World Fund                                  165         265
                                                 ___Fund Number___
                                                 Class A     Class B
         INCOME-ORIENTED FUNDS                   shares      shares

     Bond Fund                                     115         215
     Government Securities Income Fund             135         235
     High Yield Fund                               145         245
     Limited Term Bond Fund                        147         247
     Tax-Exempt Bond Fund                          150         250
     Utilities Fund                                160         260

         MONEY MARKET FUNDS

     Cash Management Fund                           125
     Tax-Exempt Cash Management Fund                155

     o The amount (lump sum, monthly, or both) you are investing. To establish a monthly Authomatic Investment Plan (AIP) complete Section 2 of the application, the Check Authorization Form at the end of these instructions and include a voided check or deposit slip. If a monthly investment date is not provided in Section 2, monthly investments will be completed on the 15th day of each month, or the following business day if the 15th is not a business day. An additional waiver form is required to invest more than $250,000 in Class B shares. Ask your registered representative for details. The minimum amounts you may invest are as follows:

                                          Monthly
                             Initial  Amounts on AIP or         Additional Lump
      Type of Investment   Lump Sums  Payroll Deduction         Sum Investments

 oGrowth - or Income -      $1,000    $25                             $100
  Oriented Funds
 oMoney Market Funds        $1,000    $100 ($25 monthly if            $100
                                      the account has been
                                      established with $1,000).
  oPATH Direction           $10,000   $100 (only available after      $500
  (A PATH selection form              initial $10,000 investment
  must also be completed.)            is made).

SECTION 3:    INVESTOR INFORMATION

     This section must be completed to establish an account. The information is necessary to enable Princor to fulfill its obligation to determine whether the investment is suitable.

SECTION 4:    SIGNATURE AND TAX NUMBER CERTIFICATION

     The application must be signed exactly as your name appears in Section 1. If the account is registered to multiple owners, all owners must sign.

SECTION 5:    OPTIONAL FEATURES

     Optional account features and services are available. The options include:

       A. Decline Telephone Services

       B. Dividend/Distribution Elections - Indicate whether you want dividends and capital gains distributions, if any, paid in cash or paid to a bank account or invested in shares of another Princor Fund. If you do not indicate otherwise, dividends and capital gains distributions will be reinvested, at no charge, in additional shares of the Fund from which they are paid. If distributions are directed to a bank account, include a voided check or deposit slip. You may also have dividends and capital gains distributions from one Princor Fund automatically invested in shares of the same class of another Princor Fund by indicating the receiving Fund number under the Dividend Relay section. You must also complete the "Distribution to Bank Account" choice if you want fund redemptions directed to a bank account. A wire charge of up to $6 may apply to each payment wired to a bank account. No additional charge applies if payments are transferred to a bank account by means of an electronic funds transfer, but such a transfer may take up to 3 days to complete.

       C. Checkwriting (for Class A shares of the Money Market Funds)

       D. Automatic Exchange Election - Complete this section to make monthly or quarterly investments in one or more Princor Funds by exchanging shares of the same class from another Princor Fund. Class A shares of the Limited Term Bond Fund can be exchanged only after they have been owned for 90 days or more. If an exchange date is not indicated in this section, automatic exchanges will be completed on the 15th day, or next business day if the 15th is not a business day.

       E. Periodic Withdrawal Election - Complete this section to receive periodic withdraws from a fund account. Also complete Section 5.B. if withdrawals are directed to a bank account. If no date is indicated, periodic withdrawals will be completed on the 15th day, or the next business day if the 15th is not a business day.

SECTION 6:    SALES CHARGE REDUCTION PRIVILEGES

     Class A shares of the Funds may be purchased at a reduced sales charge in one of three ways:

       A. Statement of Intention - Complete this section if you, your spouse and dependents will be investing $50,000 or more over a 13-month period, or $1 million or more over a 2-year period.

       B. Rights of Accumulation - Complete this section to combine for sales charge purposes accounts owned by you, your spouse and dependents.

       C. Designated Investors - Complete this section if you are purchasing shares as a member of a group identified in the Prospectus or Statement of Additional Information eligible for reduced sales charge privileges.

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                            CHECK AUTHORIZATION FORM

I request Princor Financial Services Corporation ("Princor") or Norwest Bank Iowa, N.A., acting as agent for Princor, to obtain payment of the sums becoming due Princor by charging my account in the form of checks, drafts, or electronic debit entries, and I request and authorize the financial institution named below to accept and honor the same and to charge the same to my account. This Authorization will remain in effect until I notify Princor 31 days in advance in writing to terminate. This Authorization will become effective only upon acceptance by Princor at its home office.

Bank/Financial Institution Information
(please print clearly)

Clearly  print the  bank/financial  institution  name and  address  on the lines below.
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---------------------------------------------    ------------------------
SIGNATURE OF DEPOSITOR                           DATE

---------------------------------------------
SIGNATURE OF JOINT DEPOSITOR

(------)---------------------------
DEPOSITOR'S DAYTIME TELEPHONE

(Joint signatures are required when bank account is in joint names. Please sign exactly as appearing on your bank's records and attach a voided check or deposit slip.)


Please check one:

 __ Checking

 __ Savings


---------------------------
ACCOUNT NAME (if other than name of Depositor)

---------------------------
BANK ACCOUNT NUMBER

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TRANSIT NUMBER